UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15803	84-1318182
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
N/A
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 26, 2006, Keith Meister resigned from the Board of Directors (the “Board”) of ADVENTRX Pharmaceuticals, Inc. (the “Company”). The resignation of Mr. Meister from the Board did not involve any disagreement with the Company. At the time of his resignation, Mr. Meister was a member of the Board’s Compensation Committee and certain operational committees of the Board. As described in the press release furnished as Exhibit 99.1 hereto, the Board has appointed Alexander J. Denner, Ph.D. to fill the position vacated by Mr. Meister.
On October 26, 2006, the Board appointed Alexander J. Denner, Ph.D. as a member of the Board to fill the vacancy created by the resignation of Keith Meister. Dr. Denner was also appointed to the Board’s Compensation Committee and certain operational committees of the Board to which Mr. Meister was appointed. Dr. Denner, 37, currently serves as a Managing Director of entities affiliated with Carl Icahn, including Icahn Partners LP and Icahn Partners Master Fund LP., both private investment funds. Previously, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Prior to Viking, he served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner currently serves as a director of ImClone Systems Incorporated and HyperMed, Inc., a privately held company specializing in imaging platforms for medical and surgical applications. Dr. Denner received his B.S. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.
Pursuant to that certain Rights Agreement, effective as of July 27, 2005 (the “Rights Agreement”), among the Company and Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership (collectively with Icahn Partners LP and Icahn Partners Master Fund LP, the “Icahn Purchasers”), Viking Global Equities LP and VGE III Portfolio Ltd. (the “Purchasers”), as modified by that certain First Amendment to Rights Agreement, effective as of September 22, 2006, until the earlier of (1) July 27, 2012, (2) the date that the Purchasers’ aggregate holdings are less than 50% of the aggregate shares of common stock purchased by them pursuant to the Agreement and (3) a change of control of the Company, the Company is required to nominate a Board nominee selected by the Purchasers holding a majority of the shares of the Company’s common stock purchased by the Purchasers pursuant to the Agreement (the “Purchaser Designee”). Mr. Meister was the initial Purchaser Designee. Dr. Denner is affiliated with the Icahn Purchasers and is the Purchaser Designee.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
     The list of exhibits called for by this Item is incorporated by reference to the Index to Exhibits filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
Dated: October 26, 2006	By:	/s/ Evan M. Levine
		Name:	Evan M. Levine
		Title:	Chief Executive Officer

INDEX TO EXHIBITS
99.1	Press Release, dated October 26, 2006.